Exhibit 10.1

                            MUTUAL WAIVER AND RELEASE

    THIS MUTUAL WAIVER AND RELEASE (this "Waiver and Release") is entered into by and between Payless ShoeSource, Inc., a Delaware corporation (the "Company") and Steven J. Douglass (the "Executive") pursuant to that certain Employment Agreement executed by and between the Company and the Executive on the 1st day of October 2003, as amended from time to time (the "Employment Agreement"). The Company and the Executive hereby agree knowingly and voluntarily as follows:

        1. In consideration of the payments and benefits pursuant to Paragraph 5(e) of the Employment Agreement (the "Benefits") the Executive agrees that the Benefits constitute consideration for this agreement to which the Executive would not otherwise be entitled and are in lieu of any rights or claims that the Executive may have with respect to separation or severance benefits, or any other form of remuneration from the Company or any of its affiliates, and in consideration thereof, after the opportunity to consult legal counsel, the Executive hereby for himself, and his heirs, agents, executors, successors, assigns and administrators (collectively, "Related Parties"), forever releases, remises, and discharges, in all their capacities, the Company and all of its affiliates or subsidiaries, and any of their present or former directors, employees, fiduciaries, representatives, officers and agents, successors and assigns (collectively, the "Releasees") individually and in their official capacities, of and from all covenants, obligations, liabilities and agreements, and forever waives all claims, rights and causes of action whatsoever, in law or in equity, whether known or unknown, asserted or unasserted, suspected or unsuspected, that the Executive or any Related Parties ever had, may have in the future or have now in connection with or arising from the Executive's employment relationship with the Company or termination of the Executive's employment relationship with the Company; including, without limitation, any claims, rights and causes of action under United States federal, state or local law, regulation or decision, and the national or local law (statutory or decisional) of any foreign country, including, without limitation, those under the Age Discrimination in Employment Act, as amended 29 U.S.C. Sections 621 et. seq., the Older Workers Benefit Protection Act, 29 U.S.C. Section 626

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(f)(1), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991,
the Americans with Disabilities Act, 42 U.S.C. Sections 12101-12213, the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the
Family and Medical Leave Act of 1993, the Fair Labor Standards Act, and any other similar or related law, regulation or decision relating to or dealing with discrimination including, without limitation, any claims, rights or causes of action for punitive damages, attorney's fees, expenses and costs of litigation. Notwithstanding the foregoing, the Executive and Related Parties do not release or waive any right or claim (i) the Executive and Related Parties may have to obtain post-employment payments and benefits and exercise any rights pursuant to the Employment Agreement or award thereunder (including, but not limited to, Paragraph 5(e) thereof and to the payments set forth in Exhibit A hereto in satisfaction of the Company's obligation under Paragraph 5(e)(ii) thereof); (ii) to obtain post-employment payments and benefits and exercise any rights under any plan or agreement referred to in the Employment Agreement or award thereunder (including, but not limited to, the EICP, the ICP, the SRP, the Benefit Plans, the SIP, the Change of Control Agreement, and the Retiree Medical Plan (all as defined in the Employment Agreement)); (iii) under ERISA to obtain post-employment payments and benefits under any employee benefit plan (as defined in ERISA); (iv) for indemnification under any agreement with or policy of the Company or its affiliates relating to indemnification of directors or officers or under any provision of the Company's articles or by-laws relating to indemnification of directors or officers; (v) under any policy of directors' or officers' liability insurance; (vi) that arises against the Company after the date of this Waiver and Release; and (vii) to obtain contribution as permitted by law in the event of entry of judgment against the Executive and the Company as a result of any act or failure to act for which the Executive and the Company are jointly liable.

        2. The Executive represents that he has not filed, and will not hereafter file, any claim against the Company relating to his employment and/or cessation of employment with the Company, or otherwise involving facts that occurred on or prior to the date that Executive has signed this Waiver and Release except as permitted under paragraph 1 hereof.

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        3.  The Executive understands and agrees that if Executive commences, continues, joins in, or in any other manner attempts to assert any claim released herein against the Company, or otherwise violates the terms of this Waiver and Release, (i) the Executive will cease to have any further rights to the Benefits from the Company referred to in the first paragraph of this Waiver and Release and (ii) the Executive shall be required to return any payments made to the Executive by the Company pursuant to Paragraph 5(e) of the Employment Agreement (together with interest thereon).

        4. In consideration for the Executive's release and waiver of claims herein and other good and valuable consideration, the Company, on behalf of itself and the Releasees, forever releases, remises and discharges, in all their capacities, the Executive and the Related Parties, individually and in their official capacities, of and from all covenants, obligations, liabilities and agreements, and forever waives all claims, rights and causes of action whatsoever, in law or in equity, whether known or unknown, asserted or unasserted, suspected or unsuspected, that the Company or any of the Releasees ever had, may have in the future or have now in connection with or arising from the Executive's employment relationship with the Company or termination of the Executive's employment relationship with the Company; including, without limitation, any claims, rights and causes of action under United States federal, state or local law, regulation or decision, and the national or local law (statutory or decisional) of any foreign country. Notwithstanding the foregoing, the Company and the Releasees do not release or waive (i) any right or claim that arises against the Executive after the date of this Waiver and Release,
(ii) any claim against the Executive based on intentional misconduct, fraud, misappropriation or gross neglect or (iii) any right the Company and the Releasees may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive and the Company as a result of any act or failure to act for which the Executive and the Company are jointly liable.

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        5.  The Executive understands and agrees that the payments by the
Company to the Executive and the signing of this Waiver and Release by the Executive do not in any way indicate that the Executive has any viable claims against the Company or that the Company admits any liability to the Executive whatsoever.

        6. The Executive affirms that, prior to the execution of this Waiver and Release, the Executive was advised by an attorney of the Executive's choice concerning the terms and conditions set forth herein, and that the Executive was given up to twenty-one (21) days to consider (notwithstanding the time lapsed, if any, during such twenty-one day period to review and revise) this Waiver and Release and its consequences. The Executive has seven (7) days following the Executive's signing of this Waiver and Release to revoke and cancel the terms and conditions contained herein, and the terms and conditions of this Waiver and Release shall not become effective or enforceable until such revocation period has expired.

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        IN WITNESS WHEREOF, the parties hereto have executed this Waiver and
Release this 1st day of August, 2005.

                                                    EXECUTIVE:

                                                    STEVEN J. DOUGLASS

                                                By: /s/ Steven J. Douglass
                                                    ----------------------------


                                                    COMPANY:

                                                    PAYLESS SHOESOURCE, INC.

                                                By: /s/ Jay A. Lentz
                                                    ----------------------------
                                                    Name:  Jay A. Lentz
                                                    Title: Senior Vice President

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                                    EXHIBIT A

Payment on January 28, 2006 of $895,192.31

Payment on February 11, 2006 and on each subsequent bi-weekly payroll date through July 12, 2008 of $63,942.31

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